C L I F F O R D
C H A N C E

CLIFFORD CHAN E EUROPE LLP

BAUSCH & LOMB B.V.
Pledgor

and

CITIBANK, N.A.
as Administrative Agent

PLEDGE OF RECEIVABLE

Dated 15 June 2012

TABLE OF CONTENTS

PLEDGE OF RECEIVABLE

BETWEEN:

(1) **BAUSCH & LOMB B.V.**, a private company with limited liabi ity (*besloten vennootschap met beperkte aansprakelijkheid*), incorporated under th laws of the Netherlands, having its corporate seat (*statutaire zetel*) in Haarlen nermeer, the Netherlands, its registered office at Koolhovenlaan 110, 1119 NH Schi hol-Rijk, the Netherlands and registered with the Chamber of Commerce of Am erdam under number 34034628 (the "**Pledgor**");

ON THE I IRST PART,

AND

(2) **CITIBANK, N.A.**, a national banking association organized under th : laws of the United States of America, with an office located at 1615 Brett Road Building III, New Castle, Delaware, in its capacity as administrative agent on e terms and conditions set out in the Credit Agreement (as defined below) (the "**A ministrative Agent**", which expression shall include any person for the time bein appointed as administrative agent or as an additional administrative agent for the pur ose of, and in accordance with, the Credit Agreement),

ON THE SE OND PART,

(the Pledgor and the Administrative Agent sometimes also being referred to, ollectively as the "**Parties**" and, individually, as a "**Party**").

WHEREAS:

(A) Pursuant to the Credit Agreement (as defined below), the Lenders (as lefined in the Credit Agreement) have agreed to make available to the Borrowers (as lefined in the Credit Agreement) certain facilities in an aggregate amount of USD ,835,000,000 and EUR 460,000,000 on the terms and conditions set out in the Cre it Agreement and for the purposes therein mentioned.

(B) Pursuant to article III (*Parallel Debt* (*Covenant to pay the Administra ve Agent*)) of the Foreign Subsidiary Guaranty (as defined below), subject to the non- JS limitations mentioned in section 5.14 of the Foreign Subsidiary Guaranty, th Pledgor has undertaken to pay the Administrative Agent as a separate and indepen ent obligation an amount equal to, and in the currency of, each amount owed by it the Secured Parties (as defined in the Credit Agreement) under the Loan Docume ts (as defined below).

(C) The Pledgor has agreed to make available to the Pledged Debtor an Intercompany Loan.

(D) As security for the due performance of the Secured Obligations (as c fined below), the Pledgor has agreed to create a pledge over its payment rig ts under the Intercompany Loan Documents pursuant to the terms and conditions t forth in this Agreement (as defined below).

IT HAS BEEN AGREED AS FOLLOWS:

1. **DEFINITIONS AND INTERPRETATION**

1.1 Definitions

"Agreement" means this pledge agreement including any amendment, supplemental agreement or novation of the said pledge agreement.

"Credit Agreement" means the USD 2,835,000,000 and EUR 460,( )0,000 credit agreement dated as of May 18, 2012 entered into by, amongst others, B: 1sch & Lomb B.V., Bausch & Lomb Incorporated, WP Prism Inc., Citibank N.A. as dministrative Agent, Swing Line Lender and an L/C Issuer, JP Morgan Chase Bank, l .A. as an L/C Issuer and the Lenders, as amended, novated, supplemented, extend d or restated from time to time.

"Event of Default" has the meaning ascribed to such term in the Credit greement.

"Foreign Subsidiary Guaranty" has the meaning given to such term in the Credit Agreement.

"Intercompany Loan" means the loan made available by the Pledgor the Pledged Debtor, in an aggregate amount of USD 200,000,000 with an ir erest rate of EURIBOR (as defined in the Credit Agreement) plus 3.80 percent.

"Intercompany Loan Documents" means the Intercompany Loan / greement and the French Note 2.

"French Note 2" means the term note dated 26 October 2007 ex cuted by the Pledged Debtor, as Payor (as defined in the French Note 2), pursuan to which the Pledged Debtor acknowledges toward the Pledgor, as Payee (as define in the French Note 2), a debt in an amount of EUR 142,146,410.32, the existing bala e of which is EUR 95,217,692.50 in principal and accrued interest is EUR 312,747. 1 on the date of this Agreement.

"Intercompany Loan Agreement" means the loan agreement dated 1{ October 2007 and entered into between the Pledgor as lender and the Pledged Deb as borrower pursuant to which the Pledgor has made available the Intercompan Loan to the Pledged Debtor.

"Loan Documents" has the meaning given to such term in the Credit A reement.

"Pledge" has the meaning ascribed to such term in Clause 2 (*Pledge*).

"Pledged Debtor" means BCF, a company incorporated as a *socié par actions simplifiée* under the laws of France, having its registered office ocated at Le Millénaire II, 416, rue Samuel Morse, 34000 Montpellier, France, regi ered with the commercial and companies registry of Montpellier under number 423 : 55 662 R.C.S. Montpellier.

"Pledged Receivable" means all payment obligations owed by the Ple ged Debtor to the Pledgor pursuant to the Intercompany Loan Documents.

"Secured Obligations" means all the payment obligations, present and future, subject to the guarantee limitations under the section 5.14 (*Non-U.S. Limitations*) of the Foreign Subsidiary Guaranty, at any time due, owing or incurred, by the Pledgor under article III (*Parallel Debt* (*Covenant to pay the Administrative Agent*)) of the Foreign Subsidiary Guaranty to the Administrative Agent, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity, amounting to a maximum aggregate principal amount of USD ,835,000,000 and EUR 460,000,000, plus interest, interest for late payment, fees, costs and expenses, in addition to any increase in amounts owing under article III (*Parallel Debt* (*Covenant to pay the Administrative Agent*) of the Foreign Subsidiary Guaranty arising from Secured Hedge Agreements (as defined in the Credit Agreement) and any Cash Management Obligations (as defined in the Credit Agreement).

For the sake of clarity, it is understood that no *obligations shall be included in the definition of "Secured Obligations" to the extent that, if included, the security interest granted pursuant to this Pledge of Receivable or any part thereof would be void as a result of a violation of the prohibition on financial assistance as contained in Articles 2:98c and 2:207c Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction (the* ***"Prohibition"****) and all provisions hereof will be construed accordingly. For the avoidance of doubt, this Pledge of Receivable will continue to secure those obligations, which if included in the definition of "Secured Obligations", would not constitute a violation of the Prohibition.*

1.2 Terms defined in the Credit Agreement

Unless defined in this Agreement or the context otherwise requires, a term defined in the Credit Agreement has the same meaning in this Agreement, as if all references in such defined terms to the Credit Agreement were a reference to this Agreement (to the extent permitted by law).

1.3 Construction

1.3.1 Unless a contrary indication appears any reference in this Agreement to:

(a) the **"Administrative Agent"** or any **"Party"**, shall be construed so as to include its successors in title, permitted assignees and permitted transferees and, in the case of the Administrative Agent, any person for the time being appointed as administrative agent in accordance with the Credit Agreement;

(b) **"authorisation"** means an authorisation, consent, approval, licence, exemption, filing, notarisation or registration;

(c) **"assets"** includes present and future properties, revenues and rights of every description;

(d) a **"Loan Document"** or any other agreement or instrument is a reference to that Loan Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time;

(e) a **"person"** includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership grouping (whether or not having separate legal personality);

(f) a **"regulation"** includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self regulatory or other authority or organisation;

(g) a **"successor"** of a person includes its permitted assignees, transferees, persons subrogated to its rights and any person who, under the laws of its jurisdiction of incorporation or domicile, succeeds to its rights and obligations under this Agreement or any other Loan Document by operation of law (in particular by virtue of a *fusion* or *apport partiel d'actif*); and

(h) a provision of law is a reference to that provision as amended or re-enacted.

1.3.2 Clause and Schedule headings are for ease of reference only.

1.3.3 A Section, Clause or Schedule refers to a section or clause of, or schedule to, this Agreement.

1.3.4 A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived.

2. PLEDGE

2.1 Agreement to pledge

2.1.1 As security for the full repayment, discharge and performance of the Secured Obligations, the Pledgor hereby agrees to grant in favour of the Administrative Agent a pledge (*nantissement*) of the Pledged Receivables in accordance with the provisions of articles 2355 and *seq* of the French *Code civil* and L.521-1 *et seq.* of the French *Code de commerce* (the **"Pledge"**).

2.1.2 Pursuant to article 2359 of the French *Code civil*, this Pledge extends to all rights accessory to the Pledged Receivable.

2.2 Covenant for Further Assurance

The Pledgor will promptly at its own cost do all such acts or execute all such documents as the Administrative Agent may specify (and in such form as the Administrative Agent may require):

2.2.1 to perfect the Pledge,

2.2.2 for the exercise of the rights, powers and remedies of the Administrative Agent provided by or pursuant to this Agreement or by law,

2.2.3 facilitate the enforcement of the Pledge,

without such operation constituting in any manner a novation of the rights or security granted under this Agreement.

3. NOTICE TO THE PLEDGED DEBTOR

3.1 Collection and recovery before the notification of an Event of Default

3.1.1 In accordance with article 2362 of the French *Code civil*, the Administrative Agent will promptly upon execution of this Agreement notify the Pledge to the Pledged Debtor by a notice in the form of Schedule 1 (*Form of notice of the Pledge of Receivables*).

3.1.2 For so long as an Event of Default has not been notified to the Pledged Debtor and subject to the terms of this Agreement, the Pledgor shall continue to receive, collect and recover the amounts due by the Pledged Debtor under the Pledged Receivable in accordance with the provisions of the Intercompany Loan Documents and dispose of such amounts pursuant to the Loan Documents.

3.2 Collection and recovery after the notification of an Event of Default

3.2.1 Upon the occurrence of an Event of Default which is continuing, the Pledgor shall be no more entitled to receive any amount due by the Pledged Debtor under the Pledged Receivable.

3.2.2 The Administrative Agent will notify the Pledged Debtor by a notice substantially in the form of Schedule 2 (*Form of Notice of the occurrence of an Event of Default*) informing it that

(a) the Pledgor shall cease to receive any amount paid under the Pledged Receivable; and

(b) the Pledged Debtor shall pay any amounts due under the Pledged Receivable directly to the benefit of the Administrative Agent to such account as the Administrative Agent shall have notified.

4. TERM OF THE PLEDGE

4.1 The Pledge will remain in full force and effect until the later of such date as (i) the Secured Obligations are fully, irrevocably and unconditionally discharged or (ii) all amounts due by the Pledged Debtor under the Pledged Receivable in accordance with the provisions of the Intercompany Loan Documents have been fully repaid. At the request of the Pledgor made after that date, the Administrative Agent will, at the cost of the Pledgor, execute any documents necessary to release the Pledge.

4.2 Notwithstanding the foregoing, (a) the Pledgor shall automatically be released from its obligations hereunder as provided in Section 9.11 of the Credit Agreement;

provided that the Lenders shall have consented to such transaction o the extent required by the Credit Agreement) and the terms of such consent di not provide otherwise and (b) upon the sale or other transfer by the Pledgor c any Pledge Receivable that is permitted under the Credit Agreement to any Person hat is not the Parent Borrower or a Guarantor (as defined in the Credit Agreement or upon the effectiveness of any written consent to the release of the pledge g inted hereby pursuant to Section 9.11 of the Credit Agreement, such pledge shall be automatically released. Subject to the Credit Agreement, at the request of the Pledg r made after that date, the Administrative Agent will, at the cost of the Pledgor execute any documents necessary to release the Pledge

5. PLEDGOR'S REPRESENTATIONS AND UNDERTAKINGS

5.1 Representations

5.1.1 On signing

The Pledgor makes the following representations and war nties to the Administrative Agent and acknowledges that the Administrat e Agent has become a party to this Agreement in reliance on these repre entations and warranties:

(a) Status

(i) It is a corporation, duly incorporated and validly xisting under the laws of its jurisdiction of incorporation.

(ii) It has the power to own its assets and carry on it business as it is being conducted.

(b) Binding obligations

The obligations expressed to be assumed by it in this greement are legal, valid, binding and enforceable obligations, a vali *nantissement* (pledge) will be created in favour of the Administrative gent over the Pledged Receivable to secure the Secured Obligations.

(c) Non-conflict with other obligations

The entry into and performance by it of, and th transactions contemplated by, this Agreement do not and shall not co flict with:

(i) any law or regulation applicable to it;

(ii) its constitutional documents; or

(iii) any agreement or instruments binding upon it r the Pledged Receivable;

(d) No obligation to create security

The granting of this Pledge does not oblige it to create any security over the Pledged Receivable in favour of any prior credit· :.

(e) Power and authority

It has the power to enter into, perform, and has taken ıll necessary action to authorise its entry into and performance of this . greement.

(f) Ownership of Pledged Receivable

It is the sole legal owner of all the Pledged Receivabl and has not created any other *nantissement* (pledge) and has not so l or disposed of, or granted any options in respect of any of its rights, ı the Pledged Receivable (other than as permitted under the Loan Docu ıents).

(g) Authorisations

All authorisations required or desirable:

(i) to enable it lawfully to enter into, exercise its righ s and comply with its obligations under this Agreement; and

(ii) to make this Agreement admissible in ev ence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and e 'ect.

(h) Choice of law

(i) The choice of French law as the governing law of this Agreement will be recognised and enforced in its urisdiction of incorporation.

(ii) Any judgement obtained in France in rel ıion to this Agreement will be recognised and enforced in its urisdiction of incorporation.

(i) Winding-up

No meeting has been convened or step has been taken in relation to any winding-up or application of the provisions of B ɔk VI of the *Code de commerce* or any analogous applicable pro :dure in any jurisdiction in respect of the Pledgor, no such meet ;g or step is intended by any member of the Pledgor and, so far as is aware, no petition, application or the like is outstanding in r ation to any winding-up or application of the provisions of Book VI f the *Code de commerce* or any analogous applicable procedure in any urisdiction in respect of the Pledgor (save for the purposes of ar solvent re-organisation or corporate reconstruction which has pı viously been approved by the Administrative Agent).

(j) Centre of main interests and establishments

It has its "centre of main interests" (as that term is used n article 3(1) of The Council of the European Union Regulation No. 346/2000 on Insolvency Proceedings (the "**Regulation**") in the Nether ands.

5.1.2 Repetition

The representations set out in Clause 5.1.1 (*On signing*) are eemed to be made by the Pledgor by reference to the facts and circumstance then existing on and as of the date of this Agreement, the date of each Req st for Credit Extension, the date of the Credit Extension and each Interest Pa nent Date.

5.2 Undertakings

5.2.1 Authorisations

The Pledgor shall promptly:

(a) obtain, comply with and do all that is necessary to m intain in full force and effect; and

(b) supply certified copies to the Administrative Agent of,

any authorisation required under any law or regulation of its urisdiction of incorporation to enable it to perform its obligations under this greement and to ensure the legality, validity, enforceability or admissibility in vidence in its jurisdiction of incorporation of this Agreement.

5.2.2 Compliance with laws

The Pledgor shall comply in all respects with all laws to wl ch it may be subject, if failure so to comply would impair its ability perform its obligations under this Agreement.

5.2.3 Disposals and Negative pledge

The Pledgor shall not enter into a single transaction or a series f transactions (whether related or not) and whether voluntarily or involuntaril to sell, lease, transfer or otherwise dispose of the whole or any part o the Pledged Receivable and will not create or permit to subsist any *nantiss nent* (pledge) on any part of the Pledged Receivable, save as may be permi ed under this Agreement or the Loan Documents.

5.2.4 Claims

The Pledgor shall take all necessary steps to defend its rights i respect of the Pledged Receivable against any claim or demand of any pers n in order to protect the rights of Administrative Agent over the Pledged F ceivable, and shall promptly keep the Administrative Agent informed of an such claim or demand.

5.2.5 Information

The Pledgor shall provide to the Administrative Agent, upon demand, any such information, reports and records as the Administrative Agent may require in respect of the Pledged Receivable. The Pledgor shall sign all documents and take all action necessary in relation thereto.

5.2.6 Other undertakings

(a) it shall not take any action in respect of the Pledged Receivables which would reasonably be expected to prejudice the Pledge without the prior consent of the Administrative Agent;

(b) it shall furnish the Administrative Agent (promptly upon receipt) with a copy of any notice, document or other communication which is given or received by it in respect of the Pledged Receivable;

(c) it shall not and shall ensure that the Pledged Debtor will not set-off any receivable which the Pledged Debtor may own against the Pledgor with the Pledged Receivable without the prior written consent of the Administrative Agent;

(d) it shall not, without the prior written consent of the Administrative Agent, amend or modify any of the terms of the Intercompany Loan Documents nor of the Pledged Receivable in a way which could, in the Administrative Agent's opinion, adversely affect the capacity of the Pledgor to comply with his obligations under the Loan Documents.

6. REMEDIES UPON DEFAULT

Any time after after an Event of Default has occurred and is continuing and all or part of the Secured Obligations have become due and payable (*créance certaine, liquide et exigible*), the Administrative Agent shall be entitled to exercise all rights and take all action in relation to the Pledged Receivable which is accessory to the Pledged Receivable, as may be permitted by applicable law in France, and in particular, may:

6.1 request the attribution by a court of the Pledged Receivables in accordance with article 2365 of the French *Code civil* and exercise its rights under the Pledged Receivable;

6.2 request the public sale (*vente publique*) of the Pledged Receivable in accordance with article L. 521-3 of the French *Code de commerce*; or

6.3 allocate the Pledged Receivable to the payment of the Secured Obligations in accordance with article 2365 of the French *Code civil* and exercise its rights under the Pledged Receivable.

6.4 The Administrative Agent shall promptly repay to the Pledgor the difference, if any, between the amount of the Pledged Receivable and the amount of the Secured Obligations.

7. EFFECTIVENESS OF THE PLEDGE

7.1 No Waiver

No failure to exercise, nor any delay in exercising, on the part of the dministrative Agent, any right, power or remedy of the Administrative Agent pr vided by this Agreement or by law shall operate as a waiver, nor shall any single or rtial exercise of that right, power or remedy prevent any further or other exercise f that or any other right, power or remedy of the Administrative Agent provided by t is Agreement or by law.

7.2 Illegality, Invalidity, Unenforceability

If, at any time, any provision of this Agreement is or becomes ille al, invalid or unenforceable in any respect under the law of any jurisdiction, neith the legality, validity or enforceability of the remaining provisions of this Agre nent nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

7.3 Additional security

The Pledge is in addition to, and is not in any way prejudiced by, any other security now or hereafter held by the Administrative Agent to secure all or part f the Secured Obligations. The Administrative Agent shall not be obliged, before xercising any rights conferred on it by this Agreement or by law, to exercise or enf rce any other rights or security it may have or hold in respect of all or part o the Secured Obligations.

7.4 Amendment to Secured Obligations

The Pledge secures the Secured Obligations as amended from time t time by any amendment agreement to the Loan Documents, including where su amendment relates to the amount of any facility granted pursuant to the Credit Ag ement, or the Applicable Rate. The Pledgor shall at its own cost sign all documen and take all actions necessary to that effect.

8. EXPENSES, STAMP DUTY AND INDEMNITY

Any expenses, stamp taxes and indemnity incurred shall be paid v th respect to section 10.4 (*Attorney Costs and Expenses*) of the Credit Agreement.

9. ASSIGNMENT

9.1 Permitted Successors

9.1.1 The Pledgor may not assign, transfer, novate or dispose of y of, or any interest in, its rights and/or obligations under this Agreement.

9.1.2 The Administrative Agent may assign, transfer, or otherwise dis ose of any of, or any interest in its rights and/or obligations under this Ag ement to any successor in accordance with the relevant provisions of the Loa Documents.

9.1.3 All the rights, privileges, powers, discretions, actions and au orities of the Administrative Agent will inure to the benefit of its successor and assignees as contemplated in this Clause and in accordance with the rele nt provisions of the Loan Documents.

9.2 Disclosure

Subject to the provisions of article L.511-33 of the French *Cod monétaire et financier*, the Administrative Agent shall be entitled to disclose su h information concerning the Pledgor or any other person and this Agreement as the dministrative Agent consider appropriate to any actual or proposed direct or indirect uccessor or to any person to whom information may be required to be disclosed by ap licable law.

9.3 Novation

In case of a novation (*novation*) of the Secured Obligations, the Credi Agreement or any other Loan Documents, the Administrative Agent expressly maintains, in accordance with article 1278 of the *Code civil*, the benefit of the Ple ge, which will therefore remain in full force and effect for the benefit of the Administ ative Agent or any successor.

10. NOTICES

Each communication to be made under or in connection with this Agr ement shall be made in accordance with section 10.02 (*Notices and Other C mmunications; Facsimile Copies*) of the Credit Agreement.

11. GOVERNING LAW

This Agreement shall be governed by, and construed in accordance wit , French law.

12. JURISDICTION

12.1 Exclusive jurisdiction

The *Tribunal de Commerce de Paris* shall have jurisdiction to set e any dispute arising out of or in connection with this Agreement (including a disput regarding the existence or the validity of the Pledge).

12.2 Benefit

12.2.1 This Clause 12 (*Jurisdiction*) is for the benefit of the Admi strative agent only. As a result, the Administrative Agent shall not be preven ed from taking proceedings against the Pledgor in any other courts with juris iction. To the extent allowed by law, the Administrative Agent may t ke concurrent proceedings in any number of jurisdictions.

12.2.2 The Parties agree that the French courts are the most a propriate and convenient courts to settle disputes arising out of or in conn ction with this Agreement and accordingly no Party will argue to the contrary.

Signed on 15 June 2012,

In three (3) original copies

BAUSCH & LOMB B.V.

The Pledgor

By: A. Robert D. Bailey

Capacity: Authorized Signatory

Signature: [signature]

[REMAINING PAGE LEFT BLANK INTENTIONALLY]

CITIBANK, N.A.
The Administrative Agent

By: Kirkwood Roland

Capacity: Director + Vice President

Signature: ______________________

[REMAINING PAGE LEFT BLANK INTENTIONALLY]

Schedule 1
Form of notice of the Pledge of Receivables

De: **CITIBANK, N.A.**, en qualité d'*Administrative Agent*

(le "**Bénéficiaire**")

A: **BCF SAS**

Copie: **BAUSCH & LOMB B.V.**, en qualité de constituant (le "**Constituant**")

Lettre recommandée avec accusé de réception

[●] 2012

Messieurs,

Nantissement de Créance en date du _____ juin 2012 entre le Constituant et le Bénéficiaire

1. Nous faisons référence à la convention de crédit en langue anglaise intitulée *Credit Agreement* en date du 18 mai 2012 conclue entre, notamment, Bausch & Lomb B.V., Bausch & Lomb Incorporated, WP Prism Inc., Citibank N.A. en qualité d'agent administratif (*Administrative Agent*) et les banques et institutions financières qui y sont visées en qualité de prêteurs (*Lenders*), telle qu'amendée, novée, complétée ou modifiée ultérieurement (la "**Convention de Crédit**").

2. Nous vous notifions par la présente, que le Constituant a nanti au profit du Bénéficiaire, conformément aux articles 2355 et suivants du Code civil, toutes les créances, présentes ou futures, qu'il détient ou viendrait à détenir à votre encontre au titre du contrat de prêt intra-group (*loan agreement*) en date du 18 octobre 2007, conclu entre vous et le Constituant et la reconnaissance de dette en date du 26 octobre 2007 signée par le Débiteur Nanti en faveur du Constituant (*French Note 2*) (les "**Créances Nanties**"), aux termes d'un nantissement de créances en date du _____ juin 2012 entre le Constituant et le Bénéficiaire (le "**Nantissement de Créances**") dont une copie figure en annexe 1.

   Cette notification est celle prévue à l'article 2362 du Code civil.

3. Conformément à l'alinéa 1 de l'article 2363 du Code civil, cette notification nous investit du droit exclusif de recevoir paiement de votre part des sommes dues au titre des Créances Nanties lorsque ces dernières sont échues, tant en capital qu'en intérêts.

4. Toutefois, nous vous informons qu'aux termes de l'article 3.1 du Nantissement de Créances, nous avons donné mandat au Constituant de percevoir pour notre compte

lesdites sommes, tant qu'aucun cas d'exigibilité anticipée (*Event of)efault*) n'est survenu.

Par conséquent, jusqu'à notification du contraire (dans les condition précisées au paragraphe 5 ci-dessous), vous voudrez bien continuer à payer les so umes dues au titre des Créances Nanties entre les mains du Constituant.

5. Aux termes de l'article 3.2 du Nantissement de Créances, en cas de su venance d'un cas d'exigibilité anticipée (*Event of Default*) dans les termes conforme: à la lettre qui figure en annexe 2, nous vous notifierons la survenance de ce ca d'exigibilité anticipée (*Event of Default*) et à compter de cette notification vous ne ourrez plus à nouveau vous libérer valablement qu'entre nos mains.

Nous vous prions d'agréer, Messieurs, l'expression de nos sentiments distingué:

____

Au nom et pour le compte de

CITIBANK, N.A.
The Administrative Agent

Par :	Par :
Qualité:	Qualité:
Signature: ____________	Signature: ____________

Annexe 1
Copie du Nantissement de Créances

Annexe 2
Lettre de notification de la résiliation du mandat de recouvrement du Constituant

[cf. Annexe 3 du Nantissement de Créances]

Translation for information ɔurposes only

Schedule 2
Form of Notice of the Pledge of Receivables

From: **CITIBANK, N.A.,** as Administrative Agent
(the "**Beneficiary**")

To: **BCF SAS**

Copies to: **BAUSCH & LOMB B.V.,** as Pledgor (the "**Pledgor**")

By Registered Mail

[•] 2012

Sirs,

Pledge of receivables dated _____ June 2012 between the Pledgor and the eneficiary

1. We refer to the credit agreement dated 18 May 2012 entered into bet een, amongst others, Bausch & Lomb B.V., Bausch & Lomb Incorporated, WP Prisn Inc., Citibank N.A. as Administrative Agent and the financial institutions named ther in as Lenders, as amended, novated, supplemented, extended or restated from tim to time (the "**Credit Agreement**").

2. We hereby notify you that the Pledgor has pledged, in accordance with rticle 2355 of the French *Code civil*, all present and future receivables that it holc or may hold against you under the intercompany loan agreement dated 18 Octobe 2007 entered into between you and the Pledgor and the French Note 2 dated 26 October 2007 pursuant to which the Pledged Debtor acknowledges a debt toward tl : Pledgor (the "**Pledged Receivables**") in favour of the Beneficiary under a pledge of receivables dated _____ June 2012 between the Pledgor and the Beneficiary (t e "**Pledge of Receivables**"), a copy of which is attached in annex 1.

   This notification is made in accordance with article 2362 of the French *ode civil.*

3. In accordance with paragraph 1 of article 2363 of the French C *de civil*, this notification gives us the exclusive right to receive all payments, 1 capital and interests, from you in respect of the Pledged Receivables when they be me due.

4. However, we also hereby notify you that under the terms of clause 3. of the Pledge of Receivables, we have instructed the Pledgor to collect the sums re rred to above on our behalf, as long as no Event of Default has occurred.

5. Consequently, until a contrary notification is made (as set out in parag iph 5 below), you should continue to pay the amounts due under the Pledged Recei ables through the Pledgor.

6. Under clause 3.2 of the Pledge of Receivables, we will notify you an Event of Default occurs. Once you have received this notification (as set out in nnex 2), you will not be able to validly discharge your obligations other than through is.

Yours sincerely,

____

For and on behalf of

CITIBANK, N.A.
The Administrative Agent

By:	By:
Capacity:	Capacity:
Signature: ________________	Signature: ________________

Annexe 1
Copy of the Pledge of Receivables

Annexe 2
Form of Notice upon the occurrence of an Event of Default

[See Schedule 3 of the Pledge of Receivables]

Schedule 2
Form of Notice of the occurrence of an Event of Default

De: **CITIBANK, N.A.**, en qualité d'*Administrative Agent*

(le "**Bénéficiaire**")

A: **BCF SAS**

Copie: **BAUSCH & LOMB B.V.**, en qualité de constituant (le "**Constituan** ")

Lettre recommandée avec accusé de réception

[●]

Messieurs,

Nantissement de Créances en date du _____ juin 2012 entre le Con tituant et le Bénéficiaire

1. Nous nous référons:

(a) Nous faisons référence à la convention de crédit en langue an laise intitulée *Credit Agreement* en date du 18 mai 2012 conclue entre, notai ment, Bausch & Lomb B.V., Bausch & Lomb Incorporated, WP Prism Inc., C: ibank N.A. en qualité d'agent administratif (*Administrative Agent*) et l : banques et institutions financières qui y sont visées en qualité de prêteurs (*.enders*), telle qu'amendée, novée, complétée ou modifiée ultérieurement (la "**onvention de Crédit**").

(b) à l'acte de nantissement de créances en date du _____ juin 2012 entre le Constituant et le Bénéficiaire (le "**Nantissement de Créances**' , par lequel le Constituant a nanti au profit du Bénéficiaire, conformément au articles 2355 et suivants du Code civil, toutes les créances, présentes ou futur s, qu'il détient ou viendrait à détenir à votre encontre au titre du contrat de p êt intra-group (*Loan Agreement*) en date du 18 octobre 2007, conclu en e vous et le Constituant et la reconnaissance de dette en date du 26 octob : 2007 signée par le Débiteur Nanti en faveur du Constituant (*French Note 2*) es "**Créances Nanties**"), et

(c) à la lettre en date de [•] que nous vous avons adressé le [●] dar laquelle nous vous avons notifié le Nantissement de Créances (dont une c pie figure en annexe).

2. Nous vous notifions par la présente la survenance d'un cas d'exigil lité anticipée (*Event of Default*).

3. Nous vous notifions par la présente que le mandat de recouvrement q e nous avons consenti au Constituant aux termes de l'article 3.1 du Nantissement de (réances a pris fin et que dorénavant vous ne pourrez vous libérer valablement des so mes dues au titre des Créances Nanties qu'entre nos mains.

Nous vous prions d'agréer, Messieurs, l'expression de nos sentiments distingués

____

Au nom et pour le compte de
CITIBANK, N.A.
The Administrative Agent

Par :	Par :
Qualité:	Qualité:
Signature: ________________	Signature: ________________

Annexe

Lettre de notification du Nantissement de Créances

Schedule 3
Form of Notice upon the occurrence of an Event of Default

From: **CITIBANK, N.A.**, as Administrative Agent

(the "**Beneficiary**")

To: **BCF SAS**

Copies to: **BAUSCH & LOMB B.V.**, as Pledgor (the "**Pledgor**")

By Registered Mail

[●]

Sirs,

Pledge of receivables dated _____ June 2012 between the Pledgor and the] eneficiary

1. We refer to:

   (a) the credit agreement dated 18 May 2012 entered into between, a nongst others, Bausch & Lomb B.V., Bausch & Lomb Incorporated, WP Prisn Inc., Citibank N.A. as Administrative Agent and the financial institutions na ned therein as Lenders, as amended, novated, supplemented, extended or rest ed from time to time (the "**Credit Agreement**").

   (b) the pledge of receivables dated _____ June 2012 between the I edgor and the Beneficiary (the "**Pledge of Receivables**") in which the Pledgo has pledged, in accordance with article 2355 of the French *Code civil*, all pre ent and future receivables that it holds or may hold against you under the inte company loan agreement dated 18 October 2007 entered into between you a d the Pledgor and the French Note 2 dated 26 October 2007 pursuant to whi h the Pledged Debtor acknowledges a debt toward the Pledgor (the "**Pledged Receivables**") in favour of the Beneficiary, and

   (c) the letter dated [•] that we sent you on [•] in which we notif ed you of the Pledge of Receivables (a copy of which is annexed to this letter)

2. We hereby notify you of the occurrence of an Event of Default.

3. We hereby notify you that the collection money order (*mandat de reco uvrement*) that we granted to the Pledgor under clause 3.1 of the Pledge of R ceivables has

terminated and, that henceforth you will not be able to validly disch: ge the sums under the Pledged Receivables other than through us.

Yours sincerely,

____
For and on behalf of

CITIBANK, N.A.
The Administrative Agent

By:	By:
Capacity:	Capacity:
Signature: ________________	Signature: ________________

Annex
Notice of the Pledge of Receivables